Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, January 24, 2008	(302) 883-6530

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2007

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the quarter and year ended December 31, 2007.

The Company’s fourth quarter is a seasonally slow quarter and typically results in a loss. We only promoted one major event in the fourth quarter of both 2007 and 2006 – the NASCAR Busch Series race at Memphis Motorsports Park.

For the quarter ended December 31, 2007, revenues were $3,413,000 compared with $3,029,000 in the fourth quarter of 2006. Operating and marketing expenses, which were $5,049,000 in the quarter, were affected by increased sales and marketing costs, higher utilities, repairs and other facility costs. Net interest expense increased by $336,000 in the fourth quarter of 2007 primarily because of a $191,000 interest accrual related to FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” as well as higher average debt outstanding.

Loss before income tax benefit for the quarter ended December 31, 2007 was $7,599,000 compared with $7,093,000 in the prior year.

The $4,123,000 income tax benefit in the fourth quarter of 2007 represented an effective tax rate of 54.3% compared with the prior year’s fourth quarter effective tax rate of 32.2%, which was impacted by an impairment charge.

For the quarter ended December 31, 2007, net loss was $3,476,000 or $.10 per diluted share compared with $4,806,000 or $.13 per diluted share for the same period last year.

For the year ended December 31, 2007 overall revenues were $86,052,000 compared with $91,274,000 in the prior year. As previously reported, the industry-wide TV broadcasting rights fee contract was lower in 2007, which represented $3,164,000 of the decrease.

For the year ended December 31, 2007 earnings before income taxes were $7,342,000 compared with a loss of $52,837,000 in prior year. The prior year’s results included a non-cash impairment charge of $64,618,000 related primarily to the write-down of the Company’s Midwest properties. The accompanying schedule – “Reconciliation of GAAP (Loss) Earnings to Adjusted (Loss) Earnings” displays in tabular form the impact of last year’s impairment charge on the Company’s results. On an adjusted basis, earnings before income taxes in 2006 were $11,781,000. On an after-tax adjusted basis, net earnings were $3,744,000 in 2007 compared with $5,650,000 in 2006.

Earnings per diluted share was $.10 for fiscal year ended 2007 compared with a net loss of $.98 per diluted share in 2006 after the impairment charges noted above. On an adjusted basis, earnings per diluted share was $.16 in 2006.

Net cash flow provided by operating activities of continuing operations for the year ended December 31, 2007 was $11,838,000 compared with $17,525,000 for the prior year. Capital expenditures were $11,548,000 in 2007 compared with $6,331,000 last year. Completion of additional skybox suites, a new infield media center, and engineering and utility work for an expanded expo area and new fan entrance at Dover represented the majority of the Company’s spending in 2007. Long-term debt and notes payable to banks was $46,509,000 at December 31, 2007 compared with $43,906,000 at December 31, 2006.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate four motorsports tracks in three states and promote motorsports events under the auspices of three of the premier sanctioning bodies in motorsports – NASCAR, IRL, and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Gateway International Raceway near St. Louis, Missouri; Memphis Motorsports Park in Memphis, Tennessee; and Nashville Superspeedway near Nashville, Tennessee. For further information log on to www.dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Revenues:
Admissions	$949	$935	$33,923	$35,070
Event-related	1,747	1,281	24,786	25,585
Broadcasting	709	739	27,272	30,436
Other	8	74	71	183

	3,413	3,029	86,052	91,274

Expenses:
Operating and marketing	5,049	4,593	55,621	54,178
Impairment charges	—	—	—	64,618
General and administrative	3,203	3,210	12,571	12,626
Depreciation and amortization	1,659	1,554	6,369	8,726

	9,911	9,357	74,561	140,148

Operating (loss) earnings	(6,498)	(6,328)	11,491	(48,874)
Interest income	79	44	186	95
Interest expense	(1,180)	(809)	(4,335)	(4,058)

(Loss) earnings before income tax benefit (expense)	(7,599)	(7,093)	7,342	(52,837)

Income tax benefit (expense)	4,123	2,287	(3,598)	17,492

Net (loss) earnings	$(3,476)	$(4,806)	$3,744	$(35,345)

Net (loss) earnings per common share:
Basic	$(0.10)	$(0.13)	$0.10	$(0.98)

Diluted	$(0.10)	$(0.13)	$0.10	$(0.98)

Weighted average shares outstanding:
Basic	35,879	35,878	35,875	35,994
Diluted	35,879	35,878	36,017	35,994

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP (LOSS) EARNINGS TO ADJUSTED (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
GAAP (loss) earnings before income tax benefit (expense)	$(7,599)	$(7,093)	$7,342	$(52,837)
Non-cash impairment charges (1)	—	—	—	64,618

Adjusted (loss) earnings before income tax benefit (expense)	$(7,599)	$(7,093)	$7,342	$11,781

GAAP net (loss) earnings	$(3,476)	$(4,806)	$3,744	$(35,345)
Non-cash impairment charges, net of income taxes (1)	—	—	—	40,995

Adjusted net (loss) earnings	$(3,476)	$(4,806)	$3,744	$5,650

GAAP net (loss) earnings per common share - diluted	$(0.10)	$(0.13)	$0.10	$(0.98)
Non-cash impairment charges, net of income taxes (1)	—	—	—	1.14

Adjusted net (loss) earnings per common share - diluted	$(0.10)	$(0.13)	$0.10	$0.16

(1)

During the third quarter of 2006, we reviewed the long-lived assets of each of our three Midwest facilities for impairment. Based on the results of this analysis, we recorded non-cash impairment charges of $16,170,000, $7,882,000 and $37,357,000 to write-down the carrying value of long-lived assets at our Nashville, Memphis and Gateway facilities, respectively, to fair value. Based on the factors related to the long-lived assets impairment, we completed an assessment of goodwill for potential impairment and determined that there was an impairment loss related to the goodwill balance of $2,487,000 that is associated with the Midwest operations. As a result of this analysis, we recorded a non-cash impairment charge of $2,487,000 to write-down to zero the carrying value of our goodwill. Additionally, in connection with the sale of our corporate aircraft, we recorded a non-cash impairment charge of $722,000 as of September 30, 2006, to write-down the carrying amount of the aircraft to fair value.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$327	$298
Accounts receivable	1,722	2,935
Inventories	185	244
Prepaid expenses and other	1,773	1,808
Receivable from Dover Downs Gaming & Entertainment, Inc.	18	9
Deferred income taxes	186	193

Total current assets	4,211	5,487

Property and equipment, net	157,748	152,502
Restricted cash	4,169	3,684
Other assets, net	1,578	1,261

Total assets	$167,706	$162,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$945	$1,938
Accrued liabilities	3,464	3,400
Income taxes payable	257	478
Current portion of bonds payable	111	695
Deferred revenue	8,689	10,008

Total current liabilities	13,466	16,519

Revolving line of credit	42,300	39,000
Bonds payable	4,098	4,211
Liability for pension benefits	736	771
Other liabilities	1,202	—
Noncurrent income taxes payable	9,687	—
Deferred income taxes	20,101	28,173

Total liabilities	91,590	88,674

Stockholders’ equity:
Common stock	1,672	1,635
Class A common stock	1,952	1,977
Additional paid-in capital	99,849	99,412
Accumulated deficit	(26,503)	(28,071)
Accumulated other comprehensive loss	(854)	(693)

Total stockholders’ equity	76,116	74,260

Total liabilities and stockholders’ equity	$167,706	$162,934

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended December 31,
	2007	2006
Operating activities:
Net earnings (loss)	$3,744	$(35,345)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	6,369	8,726
Amortization of credit facility fees	183	186
Stock-based compensation	493	411
Deferred income taxes	2,038	(19,890)
Impairment charges	—	64,618
Changes in assets and liabilities:
Accounts receivable	1,213	(569)
Inventories	59	(14)
Prepaid expenses and other	(567)	38
Receivable from/payable to Dover Downs Gaming & Entertainment, Inc.	(9)	(24)
Accounts payable	(993)	461
Accrued liabilities	53	(1,703)
Income taxes payable	(221)	186
Deferred revenue	(1,319)	486
Other liabilities	795	(42)

Net cash provided by operating activities of continuing operations	11,838	17,525

Net cash used in operating activities of discontinued operation	—	(144)

Investing activities:
Capital expenditures	(11,548)	(6,331)
Restricted cash	(485)	(484)
Proceeds from the sale of corporate aircraft, net	—	4,098

Net cash used in investing activities	(12,033)	(2,717)

Financing activities:
Borrowings from revolving line of credit	40,400	37,900
Repayments of revolving line of credit	(37,100)	(48,000)
Repayments of bonds payable	(697)	(872)
Dividends paid	(2,176)	(2,179)
Repurchase of common stock	(54)	(1,954)
Credit facility fees	(159)	(220)
Excess tax benefit on stock awards	10	16
Other	—	(10)

Net cash provided by (used in) financing activities	224	(15,319)

Net increase (decrease) in cash and cash equivalents	29	(655)
Cash and cash equivalents, beginning of period	298	953

Cash and cash equivalents, end of period	$327	$298